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                                                                       Exhibit 5


               [LETTERHEAD OF LAWRENCE A. LEMPERT APPEARS HERE]

February 25, 1999



Energy Liberty Unlimited, Inc.
P.O. Box U
White Springs, Florida 32096


RE: ENERGY LIBERTY UNLIMITED, INC. Registration Statement on Form SB-2

Gentlemen:

My Activities as Legal Counsel For the Company

     I have acted as legal counsel to Energy Liberty Unlimited, Inc. ("the company"). I have provided legal services in connection with the Company's proposed distribution of 3,000,000 shares of the Company's no par value Common Stock (the "Common Stock"). The Common Stock is more particularly described in the Prospectus in the Registration Statement (No. 333-xxxxx) on Form SB-2 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended. In such capacity, I have examined the corporate records of the Company, including its Articles of Incorporation, Bylaws, and Minutes of Meetings and Consents of its Directors. I also have examined and participated in the preparation of the Registration Statement.

My Opinion Relating to the Securities Offering

     Based upon the foregoing investigations and examinations, I am of the opinion that under the laws of the State of Florida.

     1. Valid Corporation. The Company is a corporation duly incorporated and existing under the Laws of the State of Florida.

     2. Authorized Stock. The Company's authorized Stock consists of 100,000,000 shares of voting Common stock with no par value.

     3. Validity and Nonassessibility of Stock Being Sold.

The shares of the Company's Common Stock being offered for sale, upon receipt of the consideration therefor (there being no par value) and satisfaction of any other specified conditions (including compliance with federal and state securities laws), when issued, will be duly authorized and issued, fully paid and nonassessable.
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Consent To Use of Opinion and To References in Prospectus

         I consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement, as amended, and with any state or self regulatory agencies for qualification or registration for sale. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus contained in the Registration Statement, as amended.



Very truly yours,


/s/ Lawrence A. Lempert
Lawrence A. Lempert, Esquire
1601 W. Sligh Avenue
Tampa, Florida 33604